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                                LICENSE AGREEMENT


     This Freei.net License Agreement ("Agreement") is dated as of March 31, 2000, between Freei.net Sdn. Bhd. or its designee ("SEA") and Freei Networks, Inc. ("FN") for the Freei.net software, technology, trademarks and brand names described below, including any updates and supplements to the original Technology provided to SEA by FN.

                                    RECITALS

A. Freei.net is a free-of-charge Internet access and email service provider (the "Service") for the general public in the United States.

B. FN desires to expand the Service into certain Asia Pacific Markets in accordance with the terms of this Agreement and has accepted payment of US$[*] from and signed a Draft Terms Sheet, dated 15 December, 1999, with Alexander Wong Shoon Choy for and on behalf of SEA.

C. SEA wishes to operate the Service within those markets in accordance with the terms of this Agreement.

                                    AGREEMENT

     In consideration of the mutual covenants contained in this agreement, the parties agree as follows:

1. GRANT OF TECHNOLOGY LICENSE. FN hereby grants to SEA a license to use FN's dial-up client software, ad banner viewing and delivery technology, banner ad reporting software and system, default pages with news content, chat rooms, Freei.net electronic mail system and related programs for complete implementation of Service including updates, revisions, improvements and modifications (together, the "Technology") within the Territory (as defined below) during the terms of this Agreement. The Technology is protected by copyright laws and international copyright treaties, as well as other intellectual property laws and treaties. The Technology is being licensed, not sold, to SEA in accordance with the terms of this Agreement.

2.   OTHER RIGHTS AND LIMITATIONS.

     (a) Limitations on Reverse Engineering, Decompilation, and Disassembly. SEA may not reverse engineer, decompile or disassemble the Technology.


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     (b) Rental.   SEA may not rent, lease, sell, sublicense or lend the
Technology without the prior written consent of FN, and any such sublicenses shall be in accordance with Section 11 hereof. FN recognizes that SEA will be venturing to promote the Service in the Territory via its subsidiaries or partnerships in the event of which to give business efficacy to implementation of the Service in the Territory by SEA, the consent of FN to rent, lease, sell, sublicense or lend the Technology shall not be unreasonably refused.

     (c) Transfer. SEA may not transfer or assign SEA rights or obligations under this Agreement to any person or entity without the prior written consent of FN.

     (d) Support Services.     FN shall provide SEA with technical support
services related to the Technology ("Support Services") as described in Section 11 below. Any supplemental software code provided to SEA as part of the Support Services shall be considered part of the Technology and shall be subject to the terms and conditions of this Agreement. In order to facilitate communications and development of the Service in the Territory, FN shall:

               (i) provide SEA assistance in connection with the development of the Service in the Territory and training in the standards, procedures, techniques and methods comprising the Service;
               (ii) deliver to SEA sufficient copies of the Operating Manual and any other training materials deemed appropriate on loan to SEA.

     (e) Complimentary Technology.    If the Technology is labeled
"Complimentary" or "Comp", then, notwithstanding other sections of this Agreement, SEA's use of the Technology is limited to use for demonstration, test or evaluation purposes. Complimentary Technology is new or different technology that is being distributed on a test basis and not to be implemented or included in the Service.

     (f) Reservation of Rights.    FN reserves all rights not expressly granted
under this Agreement.

3. TRADEMARK LICENSE.     SEA is hereby granted [*] license, during the
term of this Agreement, to use Freei.net's name, logo and product likenesses ("the Trademarks") within the Territory, as defined below, provided, however, FN retains the right to enter into private label and other business development relationships within the Territory, pursuant to which the "powered by Freei.net" logo may be licensed or otherwise used provided that such private label and that such business is non-competitive with the Service. SEA agrees to use the appropriate trademark, product descriptor and trademark symbol (either "tm" or "R"), and clearly indicates FN's ownership of the trademark(s) whenever the Trademarks or Service are first mentioned in any manner in connection with the Trademarks or Services. SEA will not undertake an action that could interfere with or diminish the other's right, title and/or interest in trademark(s), trade name(s) or service name(s). SEA shall not make any false or misleading representations to its customers or others regarding the Service. SEA shall not make any representations, warranties, or guarantees with respect to the specifications, features or


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capabilities of the Service. SEA agrees that it will not impugn the quality of reputation of the Trademark or the Service, or engage in any misleading or deceptive statements or advertising about the Service.

4.   TERRITORY.   The licenses granted by this Agreement shall be applicable in the following territories: [*] (together, the "Territory"). SEA shall not have any rights under this Agreement or otherwise in any other territories. SEA shall have the right to pursue partnerships and other business relationship within and outside the Territory. SEA will not pursue any deals without the express written and signed consent of FN prior to contacting any potential business partner. Violation of this section of Article 4 is an event which may trigger immediate termination. Disputes about this section of Article 4, upon request, shall be submitted to binding arbitration through American Arbitration Association ("AAA") before immediate termination becomes effective.

     In respect of the territories of [*], FN will disclose to SEA its activities provided that FN may not be able to involve SEA in deals where FN had previous contacts, existing relationships or ongoing discussions.

5.   ROYALTIES AND FEES.

     (a) SEA will pay to FN a one-time licensing fee of US$[*]. US$[*] has been received by FN and US$[*] is payable upon the signing of this Agreement. The balance shall be payable as follows: US$[*] by the end of April, US$[*] each by the end of May and June, 2000.

     (b) SEA will pay to FN a [*] royalty based on the gross advertising revenue received by SEA. This royalty will be paid quarterly, with monthly reports provided to FN.

     (c) SEA will pay to FN US$[*] per new registered Freei.net subscriber only within the Territory excluding Singapore. This royalty will be paid quarterly, with monthly reports provided to FN.

     (d) SEA and FN will pay to each other [*]% of revenues from advertising sold by the other party and generated in its own territory.

     (e) Business development activities will be finalized in a separate addendum.

6. RIGHTS TO SUBSCRIBERS.     Subject to the subscriber fees set forth in
Section 5(c) above, for purposes of this Agreement, FN and SEA will jointly own rights to subscribers obtained during the term of this Agreement within the Territory, as well as all demographic information of each subscriber. Upon the termination of this Agreement for any reason, SEA will use its best efforts to transition all such subscribers to FN's Service.


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7. NONCOMPETITION PROVISION.    SEA agrees that during the period beginning on
the date of this Agreement and ending [*] months following termination of this Agreement for any reason, it will not engage in the business of [*] unless it secures the prior written permission of FN, directly or indirectly:

     (a) be employed by, act as the agent for, or consult with or otherwise perform services for a Competitor (as defined below);

     (b) own any equity interest in, manage or participate in the management (as an officer, director, partner, member or otherwise) of, or be connected in any other manner with, a Competitor; provided, however, that nothing in this Agreement shall restrict SEA from owning less than one percent (1%) of the equity interests of any publicly held entity; or

     (c) induce or attempt to induce any employee, officer, director, agent, independent contractor, consultant, customer, supplier or other service provider of FN to terminate its relationship with, or cease providing services or products to, or purchasing products from Freei.net.

For purpose of this Agreement, a "Competitor" is any entity or individual which, directly or indirectly, engages in the same or similar business as FN or is preparing to engage in the same or similar business as FN anywhere in the world, including, without limitation, the provision of Internet access services on a free-of-charge basis. SEA agrees that the duration of the restrictions under this Section 7 shall be extended by the duration of any period during which SEA is in violation of this Section 7. SEA acknowledges that the covenants in this Section are reasonable in relation to the licenses SEA has been granted under this Agreement. However, should any court find that any provision of such covenants is unreasonable, whether in period of time, geographical area, or otherwise, then in that event SEA agrees that such covenants shall be interpreted and enforced to the maximum extent which the court deems reasonable. Any items not covered by this Agreement shall be resolved in an addendum.

8. RESPONSIBILITY FOR SERVICE.     SEA will be solely responsible for the
content, quality and performance of the Service within the Territory and for any warranty, return, support, maintenance or other obligations related to the Service within the Territory, and Freei.net will have no responsibility or liability whatsoever for the foregoing. SEA will be solely responsible for the quality and performance of its products including any warranty, return, support, maintenance, and other obligations related to the product and that FN shall have no responsibility or liability whatsoever for the foregoing. SEA hereby agrees to indemnify and hold harmless FN and its officers, directors and controlling persons from and against any and all claims, liabilities or expenses (including court costs, attorneys' fees and costs of settlement) incurred by any of them in connection with or arising out of the provision of the Service within the Territory.

9. CO-BRANDING AND PRIVATE LABELING.    SEA agrees that in the event of any
permissible co-branding project it undertakes, it will as part of such project cause the FN brand


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logo to be displayed at the same size, and with at least equal prominence, as that of the co-brand partner's logo. SEA further agrees that in the event of any permissible private label project it undertakes, it will as part of such project cause the "powered by Freei.net" mark to appear in a prominent position at a size no smaller than 120x60 pixels. In the case of both co-branding and private labeling, the marks shall appear on the default pages and all pages within the relevant internal service system. In all such case, SEA will also the FN trademark/copyright statement to appear with equal prominence, and will provide a hyperlink to a FN end-user license page.

10. OEM AGREEMENTS. If, in connection with the transactions contemplated by this Agreement, SEA desires to enter into permissible relationships with third party distribution partners, SEA may use FN's form of OEM Agreement and/or Technology Distribution Agreement in substantially the forms attached hereto as EXHIBIT A and EXHIBIT B respectively. In good faith, details of Exhibits A and B will be presented to SEA post signing of this Agreement.

11. STAFF TIME AND INITIAL TRAINING.    FN will furnish SEA, without further
consideration, with the services of [*] on-site and [*] in Seattle, Washington, for the full initial software installation, localization and customization. FN will also furnish SEA with additional staff to provide the technical training, know-how, consulting and maintenance for the software and other system programs necessary for the functionality of the Service; all such training, consulting, maintenance and other staff personnel will be compensated at a rate of US$[*] per hour beyond the five days.

12. HARDWARE AND SOFTWARE; REPRODUCTION.     SEA will obtain all hardware,
equipment, software and systems necessary to implement the Service in the Territory. For purposes of quality assurance, such purchases will be made with a party or parties with the consent of FN, such consent not to be unreasonably refused. In addition, SEA shall be required to use a CD producer specified by FN, which producer shall have the right to provide reports to FN regarding CDs produced for on behalf of SEA.

13. STAFFING AND CUSTOMER SUPPORT.      SEA will be required to maintain its own
staff to build and maintain the Service within the Territory, including, but not limited to, technical, administrative, operations and marketing; provided, that SEA shall be required to outsource any and all technical customer support services through the FN customer support center.

14. TAXES AND FEES.      SEA will be responsible for all local and national
taxes and any fees or other expenses incurred in connection with implementing the Service in any country within the Territory.

15. DURATION. Duration shall initially be [*]. At the end of the [*] or during the [*], SEA may ask for and receive a rollup into a FN subsidiary to be called [*], to be formed later. [*], as the wholly-owned subsidiary of

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FN, will have the rights to the following countries: [*]

     If a rollup occurs, SEA and [*] will be appraised and valued by an independent company that the parties mutually select or Goldman Sachs, on a Fair Market Value basis. Then, the owners of SEA will receive the share value of SEA in [*] stock, dollar for dollar.

     At the end of the initial [*], SEA may extend for [*] more years if they meet mutually agreed performance standards which shall not be unreasonable. If SEA decides to extend, then a rollup can occur only if both parties agree.

     If SEA violates any term of this Agreement, except Section 4, FN may issue a notice to SEA at the address hereinbefore stated or at its last business address requiring it to remedy or rectify the breach within one (1) month of the date of receipt of the said notice. In the event that SEA fails at the end of the expiry of the notice to remedy or rectify the breach complained of, FN may terminate this Agreement without waiving any other rights.

     In addition, if SEA has not made reasonable efforts to begin providing the Service within the Territory within [*] months of the date of this Agreement, FN may terminate this Agreement immediately provided that FN shall first issue a minimum of one (1) month's notice to SEA requiring it to immediately take reasonable effort to provide the Service failing which FN shall then be entitled to terminate the Agreement.

     It is hereby expressly declared that save and except for the terms contained herein nothing in this Agreement shall give the right to FN to terminate this Agreement or to disconnect, discontinue or disrupt in anyway whatsoever the Service otherwise other than by due process of law before the expiry of the term.

16. SAFEGUARDS / AUDIT RIGHTS.     SEA agrees to (i) implement internal
safeguards to prevent any unauthorized copying, distribution or use of the technology; (ii) provide FN with written certification of the number of copies or concurrent usage of the Technology on request; and (iii) to allow FN to audit SEA's premises and systems for compliance with this Agreement during regular business hours. FN will pay for the cost of the audit unless the audit shows a discrepancy which is [*] or more of the revenue amount reported by SEA, in which event SEA shall pay for the cost of the audit and give two (2) days notice.

17. UPGRADES.    As and when there are any upgrades, changes, modifications, FN will make efforts to furnish SEA without delay such upgrades, changes, modifications of the FN software. Technology acquired as an upgrade replaces and/or supplements all prior versions. SEA may use the resulting upgrade only in accordance with the terms and conditions of this Agreement.

18. OWNERSHIP.   All right, title and interest in and to the Technology, the
Trademarks and the Service (collectively, the "IP"), including, without limitation, all applicable copyrights,


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trade secrets and other intellectual property ownership or distribution rights in and to the IP, and any and all modifications, improvements or derivative works of or to the IP (the "Derivatives") shall remain exclusively with FN regardless of which party developed the Derivative. SEA shall do nothing to divest or disturb FN's title to the IP. SEA shall take all steps reasonably requested by FN to protect any of FN proprietary rights in connection with the IP and any Derivatives. Except as set forth in this Agreement, SEA will have no proprietary rights in or to the IP at any time; and SEA's rights are limited to those set forth in this Agreement. SEA shall be granted a royalty fee, non-exclusive license in the Derivatives where SEA developed or assisted in the development of such Derivative.

19. EXPORT.    SEA agrees that SEA will not export or re-export the Technology, any part thereof, or any process or service that is the direct product of the Technology (the foregoing collectively referred to as the "Restricted Components"), to any country, person or entity subject to U.S. export restrictions. SEA specifically agrees not to export or re-export any of the Restricted Components (i) to any country to which the U.S. has embargoed or restricted the export of goods or services, which currently include, but are not necessarily limited to, Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria, or to any national of any such country, wherever located, who intends to transmit or transport the Restricted Components back to such country; (ii) to any person or entity who SEA knows or has reason to know will utilize the Restricted Components in the design, development or production of nuclear, chemical or biological weapons; or (iii) to any person or entity who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. Government. SEA warrants and represents that neither the Bureau of Export Administration of the U.S. Commerce Department nor any other U.S. federal agency has suspended, revoked or denied SEA's export privileges.

20. GOVERNING LAW AND ATTORNEYS' FEES.     This Agreement is governed by the
laws of the State of Washington, USA, excluding its conflict of laws, rules, and specifically excludes the United National Convention on Contracts for the International Sale of Goods. The parties agree that any dispute arising under this Agreement shall be brought in federal district court in Seattle, Washington, USA, and hereby submit to such jurisdiction and venue. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees.

21. MAIN AGREEMENT.      This Agreement constitutes the Main Agreement between
SEA and FN with respect to the Technology, the Trademarks and the Service, and replaces all other agreements or representations, whether written or oral. The terms of this Agreement can only be modified by express written consent of both parties. If any part of this Agreement is held to be unenforceable as written, it will be enforced to the maximum extent allowed by applicable law, and will not affect the enforceability of any other part.

22.      NOTICES.


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23. LIMITED WARRANTY.     For a period of ninety (90) days from the date SEA
receives the Technology or from the date of performance of Support Services by FN, FN warrants that (a) the unmodified Technology will perform substantially in accordance with the accompanying written materials when used as directed, (b) FN media will be free of defects, and (c) such Support Services will be performed in a manner consistent with generally accepted industry standards. Any implied warranties are limited to the 90-day period. This Limited Warranty is void if failure of the Technology has resulted from modification, accident, abuse or misapplication. Some jurisdictions do not allow limitations on duration of an implied warranty, so the above limitation may not apply to SEA.


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24. FREEI.NET SDN.BHD. REMEDY.   Freei.net Sdn.Bhd.'s remedies will be set forth
in the Service Level Agreement.

25. FN warrants that it is entitled to license the Technology and trademark and that the same will not constitute an infringement of the rights of any third party and will fully and effectively indemnify SEA for and against all proceedings, loss, damages, costs, claims and expenses arising out of any such infringement.


26. NO OTHER WARRANTIES.   TO THE FULL EXTENT PERMITTED BY LAW, FN AND ITS
SUPPLIERS DISCLAIM ALL OTHER WARRANTIES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT, WITH REGARD TO THE SOFTWARE AND THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT SERVICES. THIS WARRANTY GIVES SEA SPECIFIC LEGAL RIGHTS. SEA MAY HAVE OTHERS, WHICH VARY FROM JURISDICTION TO JURISDICTION.


27. LIMITATION OF LIABILITY.   FN AND ITS SUPPLIERS WILL NOT BE LIABLE FOR ANY
SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY, LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS OR CONFIDENTIAL INFORMATION, LOSS OF PRIVACY, OR ANY OTHER PECUNIARY LOSS) ARISING OUT OF THE USE OF OR INABILITY TO USE THE SOFTWARE OR THE PROVISION OF OR FAILURE TO PROVIDE SUPPORT SERVICES, EVEN IF FN OR ITS SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY CASE, THE ENTIRE LIABILITY OF FN AND ITS SUPPLIERS UNDER THIS AGREEMENT AND LIMITED WARRANTY SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY SEA FOR THE SOFTWARE OR SUPPORT SERVICES THAT CAUSE THE DAMAGE. BECAUSE SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OR LIMITATION OF LIABILITY, THE ABOVE LIMITATION MAY NOT APPLY TO SEA.


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Any items not covered in this Agreement shall be resolved in addendums. The parties agree to negotiate in good faith any issues raised by their respective counsel after further review of this Agreement by such counsel. The parties further agree that any such issues will initially be handled directly by Bob McCausland and Rod Hamlin on behalf of FN, and by Alex Wong Shoon Choy on behalf of Freei.net Sdn.Bhd.


FREEI NETWORKS, INC.                     FREEI.NET SDN.BHD.

/s/ Rod Hamlin                           /s/ Alexander Wong Shoon Choy
--------------------                     --------------------------------

By   ROD HAMLIN                          By  ALEXANDER WONG SHOON CHOY
Its VICE PRESIDENT OF                    Its PRESIDENT & CEO for and on behalf
    BUSINESS DEVELOPMENT


Witnessed by:                            Witnessed by:


/s/ Bob McCausland                       /s/ Bernard Wong
--------------------                     --------------------------------
Bob McCausland                           Bernard Wong
President & CEO


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